UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6000 Western Place, Suite 465

Fort Worth, Texas 76107

(Address of principal executive offices, including zip code)

(817) 618-4020
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2017, Superior Silica Sands LLC (“SSS”), a wholly owned operating subsidiary of Emerge Energy Services LP (“Emerge Energy”), and Liberty Oilfield Services, LLC (“Liberty”) entered into a Sand Supply Agreement (the “Supply Agreement”), effective as of February 1, 2017.  The Supply Agreement is structured as a volume requirements agreement with penalties for shortfalls pursuant to which SSS will supply sand and proppants to Liberty at a price per ton that may be adjusted on a quarterly basis by mutual agreement.

The Supply Agreement has an initial term expiring on February 1, 2019.  Thereafter, the Supply Agreement will be renewed automatically for additional one-year periods unless either Liberty or SSS provides written notice of non-renewal at least 90 days prior to the expiration of the initial term.  The Supply Agreement may be terminated prior to the end of its term by mutual agreement of SSS and Liberty or upon the occurrence of certain specified events including, without limitation, an uncured breach of the Supply Agreement.

Emerge Energy intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Supply Agreement. The omitted material will be included in the request for confidential treatment. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, redacted copies of which will be attached as exhibits to Emerge Energy’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC, its general partner

Dated: May 25, 2017	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer